                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement     [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               MOLEX INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               MOLEX INCORPORATED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

MOLEX INCORPORATED
2222 WELLINGTON COURT
LISLE, ILLINOIS 60532
630/969-4550

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 24, 1997

To the Stockholders of
MOLEX INCORPORATED

     Notice is hereby given that the annual meeting of the stockholders of Molex Incorporated, a Delaware corporation, will be held at the Corporate Headquarters located at 2222 Wellington Court, Lisle, Illinois, on Friday, October 24, 1997 at 10:00 a.m. Central Daylight Savings Time for the following purposes:

     1. To elect the board of nine directors for the ensuing year.

     2. To consider a proposal to approve an amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock and Class A Common Stock.

     3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 29, 1997 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting, and only stockholders of record at the close of business on said date will be entitled to notice of and to vote at the meeting. A list of all stockholders entitled to vote is on file at the principal executive offices of the Company, 2222 Wellington Court, Lisle, Illinois 60532.

     A proxy, proxy statement and the Annual Report of Molex Incorporated are enclosed with this notice. The Annual Report is not part of the proxy soliciting materials.

     Regardless of whether or not you plan to attend the meeting, it is important that your shares are represented and voted. Accordingly, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope.

September 17, 1997

                                      By Order of the Board Directors
                                          MOLEX INCORPORATED

                                            Louis A. Hecht

                                       Louis A. Hecht, Secretary

                               MOLEX INCORPORATED
                             2222 Wellington Court
                             Lisle, Illinois 60532

                       ---------------------------------

                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          To be Held October 24, 1997

                                                              September 17, 1997

                     SOLICITATION AND REVOCATION OF PROXIES

     The proxy that accompanies this proxy statement is being solicited by and on behalf of the Board of Directors of MOLEX INCORPORATED ("Molex") for use at the Annual Meeting of Stockholders to be held on Friday, October 24, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by executing a subsequent proxy, by notifying the Corporate Secretary of Molex of such revocation in a written notice received by him at the above address prior to the Annual Meeting of Stockholders or by attending the Annual Meeting of Stockholders and voting in person. This Proxy Statement and form of proxy are first being mailed to stockholders on or about September 17, 1997.

     In addition to solicitation of proxies by mail, certain officers, directors and regular employees of Molex, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram, telecopier or by personal contacts. All expenses in connection with the solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by Molex.

                    VOTING RIGHTS AND SECURITIES OUTSTANDING

     Molex has three classes of common stock. They are Common Stock, par value $.05 per share ("Common Stock"), Class A Common Stock, par value $.05 per share ("Class A Common Stock"), and Class B Common Stock, par value $.05 per share ("Class B Common Stock"). The holders of Common Stock and Class B Common Stock are entitled to one vote per share upon each matter submitted to the vote of the stockholders and, subject to conditions set forth in greater detail below, vote separately as a class as to all matters except the election of the Board of Directors. With respect to the election of directors, the holders of Common Stock and Class B Common Stock vote together as a class. The holders of Class A Common Stock have no voting rights except as otherwise required by law or under circumstances set forth in greater detail below.

     Only voting stockholders of record at the close of business on August 29, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof. As of the close of business on the Record Date, there were outstanding shares of Common Stock
                             shares of Class A Common Stock
                   94,255    shares of Class B Common Stock

     A majority of the outstanding shares of Common Stock and Class B Common Stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes for determining whether a proposal has been approved.

     When electing directors, the holders of the shares of Common Stock and the holders of the shares of Class B Common Stock have non-cumulative voting rights. This means that the holders of a majority of shares of the Common Stock and Class B Common Stock taken together, represented and entitled to vote at a meeting where a quorum is present can elect all of the directors if they choose to do so. In such an event, the holders of the remaining shares will not be able to elect any person or persons to the Board of Directors.

     Subject to certain conditions, all matters, other than the election of directors, submitted to a vote of all the stockholders must be approved separately by both the holders of a majority of the shares of the Common Stock entitled to vote and present in person or by proxy, voting as a class, and by the holders of a majority of the shares of the Class B Common Stock entitled to vote and present in person or by proxy, voting as a class. The right of the Class B Common stockholders to vote separately as a class is subject to applicable law and for so long as at least 50% of the authorized shares of the Class B Common Stock are outstanding. As of the Record Date, 64.5% of the authorized shares of Class B Common Stock were outstanding.

     Under certain circumstances, Class A Common Stock would have voting rights. Under Delaware General Corporation Law, any amendments to Molex's Certificate of Incorporation changing the number of authorized shares of any class, changing the par value of the shares of any class, or altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including the Class A Common Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together. Class A Common Stock would automatically convert into Common Stock on a share-for-share basis any time upon the good faith determination by Molex's Board of Directors that either of the following events has occurred: (i) the aggregate number of outstanding shares of Common Stock and Class B Common Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Common Stock and Class A Common Stock together; or (ii) any person or group, other than one or more members of the Krehbiel Family (as defined in Molex's Certificate of Incorporation), becomes or is the beneficial owner of a majority of the outstanding shares of Common Stock.

       SECURITY OWNERSHIP OF MANAGEMENT AND OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth any outstanding equity securities of Molex beneficially owned as of the Record Date by each director, nominee for director, the named executive officers listed in the Summary Compensation Table, all directors, nominees and executive officers as a group and all other persons who are known to Molex to be the beneficial owner of more than five percent of any class of voting securities. The persons named hold sole voting and investment power with respect to the shares of equity securities listed below, unless otherwise indicated.

     The amounts set forth in the following table reflect all of the stock dividends declared and issued to stockholders to date.

                                                                                                          PERCENT OF
      NAME AND ADDRESS          NUMBER OF         NATURE OF          CLASS OF         PERCENT OF          ALL VOTING
     OF BENEFICIAL OWNER          SHARES          OWNERSHIP           STOCK            CLASS(A)        SECURITIES(A)(B)
     -------------------        ---------         ---------          --------         ----------       ----------------


F. A. Krehbiel(c)                              Direct             Common
2222 Wellington Ct.                            Indirect(d)        Common
Lisle, IL                                      Trustee(e)(f)      Common
                                               Option(a)          Common
                                               Spouse(f)          Common                     %
                                   41,949.5    Direct             Class B Common
                                     5,103     Trustee(e)(f)      Class B Common         49.9%
                                               Direct             Class A Common
                                               Trustee(e)(f)      Class A Common
                                               Spouse(f)          Class A Common             %                  %

                                                                                                          PERCENT OF
      NAME AND ADDRESS          NUMBER OF         NATURE OF          CLASS OF         PERCENT OF          ALL VOTING
     OF BENEFICIAL OWNER          SHARES          OWNERSHIP           STOCK            CLASS(A)        SECURITIES(A)(B)
     -------------------        ---------         ---------          --------         ----------       ----------------
J. H. Krehbiel, Jr.(c)                         Direct             Common
2222 Wellington Ct.                            Indirect(d)        Common
Lisle, IL                                      Option(a)          Common
                                               Trustee(f)(g)      Common
                                               Trustee(e)(f)      Common
                                               Custodian(f)(h)    Common
                                               Spouse(f)          Common                     %
                                   41,949.5    Direct             Class B Common
                                     2,551     Trustee(e)(f)      Class B Common
                                     2,552     Trustee(f)(g)      Class B Common         49.9%
                                               Direct             Class A Common
                                               Trustee(f)(g)      Class A Common
                                               Trustee(e)(f)      Class A Common
                                               Custodian(f)(h)    Class A Common
                                               Spouse(f)          Class A Common             %                  %
F. L. Krehbiel(c)                              Direct             Common
                                               Trust(f)(g)        Common
                                               Trust(e)(f)        Common
                                               Option(a)          Common                     *
                                       851     Trust(f)(g)        Class B Common
                                       850     Trust(e)(f)        Class B Common             *
                                               Direct             Class A Common
                                               Trust(f)(g)        Class A Common
                                               Trust(e)(f)        Class A Common             *                  *
Krehbiel Limited                               Direct(d)          Common                 41.1%              41.0%
  Partnership(c)(d)
2222 Wellington Ct.
Lisle, IL
G. Tokuyama                                    Direct             Common
                                               Option(a)          Common
                                               Spouse(f)          Common                     *
                                               Direct             Class A Common
                                               Spouse(f)          Class A Common             *                  *
W. W. Fichtner                                 Direct             Common
                                         0     Option(a)          Common                     *
                                               Direct             Class A Common             *                  *
J. J. King                                     Direct             Common
                                               Joint Tenancy      Common
                                               Spouse(f)          Common
                                               Option(a)          Common                     *
                                               Direct             Class A Common
                                               Joint Tenancy      Class A Common
                                               Spouse(f)          Class A Common             *                  *
Robert J. Potter                               Direct             Common
                                               Option(a)          Common                     *
                                               Direct             Class A Common             *                  *
Edgar D. Jannotta(i)                           Direct             Common
                                               Option(a)          Common                     *
                                               Direct             Class A Common
                                               Retiremt Acct      Class A Common             *                  *
Donald G. Lubin                                Direct             Common
                                               Option(a)          Common
                                               Retiremt Acct      Common                     *
                                               Direct             Class A Common
                                               Retiremt Acct      Class A Common             *                  *

                                                                                                          PERCENT OF
      NAME AND ADDRESS          NUMBER OF         NATURE OF          CLASS OF         PERCENT OF          ALL VOTING
     OF BENEFICIAL OWNER          SHARES          OWNERSHIP           STOCK            CLASS(A)        SECURITIES(A)(B)
     -------------------        ---------         ---------          --------         ----------       ----------------
Masahisa Naitoh                                Direct             Common
                                               Option(a)          Common                     *                  *
Michael J. Birck                               Direct             Common
                                               Option(a)          Common                     *                  *
Douglas K. Carnahan                      0     Direct             Common
                                                                                             *                  *
All Directors and Executive     23,397,278     (f)                Common
  Officers as a group,             178,906     Option(a)          Common                     %
  comprising 19 persons,            94,105     (f)                Class B Common         99.8%
  including those listed         6,543,971     (f)                Class A Common             %                  %
  above

----------------------------
 *  Denotes less than 1% of the outstanding shares.

(a) Shares of Common Stock subject to stock options which may be exercised within 60 days of the Record Date. For the purpose of computing the percent of class owned by officers and directors individually and as a group, the shares that could be acquired within said 60 day period have been deemed to be outstanding as to that individual or group regardless of whether they are actually outstanding.

(b) In the election of directors, each holder of Common Stock or Class B Common Stock is entitled to one vote for each share registered in his or her name without distinction as to class of stock. Class A Common Stock is generally nonvoting. See "Voting Rights and Securities Outstanding."

(c) J. H. Krehbiel, Jr. and F. A. Krehbiel are brothers. F. L. Krehbiel is the son of J. H. Krehbiel, Jr. who with his father and uncle collectively comprise the "Krehbiel Family". As of the Record Date, the Krehbiel Family
    exercises voting power with respect to          shares of Common Stock (   %
    of the number outstanding); 94,105 shares of Class B Common Stock (99.8% of
    the number outstanding); and          shares of all the voting securities
    (   % of the number outstanding). In addition, the Krehbiel Family
    beneficially owns         shares of Class A Common Stock representing   % of
    the outstanding shares of this class of stock.

(d) J. H. Krehbiel, Jr., F. A. Krehbiel and a trust for which they are the trustees are each general partners and limited partners of the Krehbiel Limited Partnership (the "Partnership") and share the power to vote and dispose of shares held by the Partnership. Pursuant to the Partnership agreement, all voting of the Partnership shares must be done with the unanimous consent of the partners. For purposes of computing the percent of a class or the percent of all voting securities owned by individual members of the Krehbiel Family, the shares of the Partnership have not been included.

(e) F. A. Krehbiel and J. H. Krehbiel, Jr. own these shares of Common Stock, Class A Common Stock and Class B Common Stock as trustee under various trusts for the benefit of their respective children including F. L. Krehbiel. They exercise voting and investment power as to the shares held in these trusts.

(f) Certain shares have been reported, which are included in the table above, as owned by members of a household or as held in the capacity of trustee or custodian. As to these shares, the persons above expressly disclaim beneficial ownership and/or personal beneficial interest therein. For purposes of computing the percent of class or the percent of all voting securities, the shares held by a trustee or custodian have not been included as being owned by an individual beneficiary, but have been included as being owned by the trustee or custodian who exercises voting power.

(g) These shares are held in voting trusts for the benefit of the children of J.
    H. Krehbiel, Jr. excluding F. L. Krehbiel. J. H. Krehbiel, Jr. exercises voting and investment power as to these shares.

(h) These shares are held for the benefit of the children of F. A. Krehbiel. J.
    H. Krehbiel, Jr. exercises voting and investment power as to these shares.

(i) William Blair & Company LLC has served as Molex's investment banking advisor and has been a market maker for the Common Stock for a number of years. The shares of the Common Stock and Class A Common Stock shown above as owned by Mr. Jannotta do not include shares held by William Blair & Company LLC in its trading account, in its capacity as a market maker, or over which William Blair & Company LLC has voting or investment power in its capacity as a fiduciary.

                               BOARD OF DIRECTORS

     During the last fiscal year, there were four meetings of the full Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Molex has three committees of the Board of Directors. They are the Compensation Committee, the Audit Committee and the Executive Committee. Molex does not have a standing Nominating Committee.

     The Compensation Committee consists of three outside directors who have the authority to approve the compensation of the executive officers of Molex. Compensation includes base salary, cash bonus, and any awards and grants under stock bonus or option plans. The Compensation Committee had two meetings and agreed to two Unanimous Written Consents during the fiscal year just ended.

     The Audit Committee is comprised of three directors, all of whom are not employees of Molex. The Audit Committee oversees the creation and implementation of internal policy and controls and is responsible for the hiring of the outside independent auditors and the review of their findings. During the last fiscal year, there were four meetings of the Audit Committee.

     The Executive Committee presently is comprised of two directors and was formed in order to act between meetings of the full Board of Directors. The Executive Committee operates according to a set of By-Laws which have been adopted by the full Board of Directors and which limit the authorized actions of the Executive Committee. The Executive Committee customarily acts by Unanimous Written Consents and had no regularly scheduled or special meetings during the last fiscal year.

DIRECTORS' COMPENSATION

     Each director who is not a salaried officer of Molex receives compensation at the rate of $29,000 per year for serving as a director, $1,500 for attending a regular or special board meeting plus all expenses associated with attending such meeting. In addition, each outside director receives an automatic non-discretionary stock option grant under The 1991 Molex Incorporated Incentive Stock Option Plan (the "1991 Plan") as of the date of the Annual Stockholders' Meeting during the term of the 1991 Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option generally has a five year term and becomes exercisable in four equal annual installments. The number of shares subject to the option granted to each outside director is 200 multiplied by the number of years of service or fraction thereof. The amount of shares increases to 500 multiplied by the number of years of service or fraction thereof, if the following two financial conditions are met for the fiscal year ended immediately prior to the grant:

        (1) Molex's net profits (after taxes) are at least ten percent (10%) of the net sales revenue; and

        (2) Molex's net sales revenue increased at least one and one-half (1.5) times the "Worldwide Growth" of the general connector market as compared to the previous year's net sales revenue. For purposes of determining the Worldwide Growth, one or more outside independent connector consultants are chosen by the disinterested directors.

     Notwithstanding the foregoing, the number of shares subject to the option granted to each outside director under the 1991 Plan cannot exceed 3,000 shares or an amount whose fair market value on the date of grant is $100,000. Because the 1991 Plan's financial goals were achieved for the fiscal year just ended, the number of shares subject to the option that will be granted to the outside directors with respect to such year will be determined by multiplying 500 by the number of years of service or fraction thereof.

     Each director is eligible to participate in The Molex Incorporated Deferred Compensation Plan under which he may elect to defer all or a portion of the following year's compensation. A participant may elect to have the amount deferred (1) accrue interest during each calendar quarter at a rate equal to the average six month Treasury Bill rate in effect at the beginning of each calendar quarter, or (2) credited as stock "units" whereby each unit is equal to one share of Common Stock. Upon termination of service as a director, the accumulated amount is distributed in a lump sum. At the time of distribution, any stock units are converted into cash by multiplying the number of units by the fair market value of the stock as of the payment date.

                                    ITEM 1:

                             ELECTION OF DIRECTORS

     The annual election of the Board of nine directors will take place at the Annual Meeting of Stockholders. Each director will serve for the ensuing year until the next annual meeting of stockholders, or until his successor shall be elected and shall qualify.

     Since the last Annual Stockholders' Meeting, the Board of Directors authorized an increase in the size of the Board from eight to nine. Douglas K. Carnahan was elected by the Board of Directors as the ninth Board member to serve until the 1997 Annual Stockholders' meeting.

     The voting persons named in the enclosed proxy intend to nominate and vote in favor of the election of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. No circumstances are presently known which would render any of the nominees named herein unavailable.

     The following information is provided with respect to the nominees for election to the Board of Directors:

F. A. KREHBIEL(a)--Chairman and Chief Executive Officer of Molex(b).
  Director since 1972(c) and member of the Executive Committee. Age 56. Elected Vice Chairman and Chief Executive Officer in 1988 and Chairman of the Board of Directors in 1993. Mr. Krehbiel serves on the Board of Directors of Tellabs, Inc., Northern Trust Corp., Nalco Chemical Company and DeVry Inc.

J. H. KREHBIEL, JR.(a)--President and Chief Operating Officer of Molex(b). Director since 1966(c) and member of the Executive Committee. Age 60. Elected President in 1975.

ROBERT J. POTTER--President and Chief Executive Officer of R. J. Potter Company (business consulting).
  Director since 1981 and Chairman of the Compensation Committee. Age 64. Prior to founding R. J. Potter Company in 1989, Dr. Potter was President and Chief Executive Officer of Datapoint Corporation (local area networks, video teleconferencing and computer systems) from 1987-1989.

EDGAR D. JANNOTTA--Investment banker and Senior Director of William Blair & Company, LLC (securities and investment banking).
  Director since 1986 and Chairman of the Audit Committee. Age 66. In 1959, Mr. Jannotta joined William Blair & Company, serving as Managing Partner from 1977 to 1994, Senior Partner from 1995 to 1996 and Senior Director since 1996 when the firm converted from a partnership to a limited liability company. During the last five years, William Blair & Company, LLC has performed investment banking services for Molex. Mr. Jannotta serves on the Board of Directors of AAR Corp., Bandag, Incorporated, Oil-Dri Corporation of America, Safety-Kleen Corp., Aon Corporation and Commonwealth Edison Company.

F. L. KREHBIEL(a)--Engineering Manager, Automotive Business Unit -- U.S. Operations of Molex.
  Director since 1993. Age 32. Mr. Krehbiel has worked as a design engineer in the Engineering Department of the Automotive Business Unit since 1988 and was promoted to Engineering Manager in 1993.

DONALD G. LUBIN--Partner of Sonnenschein Nath & Rosenthal (private law practice).
  Director since 1994 and member of the Audit Committee. Age 63. Mr. Lubin joined Sonnenschein Nath & Rosenthal in 1957. He has been a partner since 1964 and was Chairman from 1991 to 1996. Sonnenschein Nath & Rosenthal is one of Molex's principal outside law firms and has performed services on behalf of Molex for more than five years. Mr. Lubin serves on the Board of Directors of McDonald's Corporation.

MASAHISA NAITOH--Senior Advisor for The Institute of Energy Economics, Japan (private think tank); Senior Managing Director of Itochu Corporation (Japanese global trading firm); and International Advisory Board Member of Elf Acquitane (French global financial institution)
  Director since 1995 and member of the Compensation Committee. Age 59. During the last five years, Mr. Naitoh has been associated with various Japanese government agencies and companies and academic institutions around the world. He has served with The Institute of Energy Economics since 1994. In 1997, he joined Itochu first as an Advisor and then as Senior Managing Director and Chief Operating Officer, International Operations & Project Development. In 1994, he became associated with Elf Acquitane.

MICHAEL J. BIRCK--President and Chief Executive Officer of Tellabs, Inc. (telecommunications equipment)
  Director since 1995 and member of the Compensation Committee. Age 59. Mr. Birck is a founder of Tellabs, Inc. and has been its President and Chief Executive Officer since its inception in 1975. He serves on the Board of Directors of Tellabs, Inc., USF&G Corporation and Illinois Tool Works Inc.

DOUGLAS K. CARNAHAN--Senior Vice President and General Manager for the Measurement Systems Organization of Hewlett-Packard Company (computers, computer peripherals and instrumentation)
  Director since 1997 and member of the Audit Committee. Age 56. Mr. Carnahan joined Hewlett-Packard in 1968 and served in several diverse positions in manufacturing, engineering and management. He was promoted to the General Manager of the Printing Systems Group in 1991 and was named Vice President in 1992. In 1993, he became a member of the management staff and was named General Manager of Component Products. He was elected Senior Vice President in 1995 and assumed his current post shortly thereafter where he is responsible for Hewlett-Packard's analytical, medical, components and information storage businesses.
----------------------------

(a)  F. A. Krehbiel and J. H. Krehbiel, Jr. are brothers and F.
     L. Krehbiel is the son of J. H. Krehbiel, Jr. (collectively the "Krehbiel Family"). The members of the Krehbiel Family may be considered "control persons" of Molex. Other than the Krehbiel Family, no director or executive officer has any family relationship with any other director or executive officer.
(b) These nominees hold positions as directors and/or officers of one or more of the subsidiaries of Molex. Only the principal positions are set forth.
(c)  Includes period served as a director of Molex's predecessor.

                                    ITEM 2:

                    PROPOSAL TO APPROVE AN AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

     The Board of Directors has recommended the adoption of an amendment to the Certificate of Incorporation of Molex which will increase the authorized Common Stock and the authorized Class A Common Stock from 100,000,000 shares for each
class to 200,000,000 for each class. As of August 29, 1997,            shares of
Molex Common Stock and            shares of Molex Class A Common Stock were
outstanding.

     Since March of 1983, Molex has declared eight stock dividends which have resulted in the issuance of over 46,875,000 additional shares of Common Stock and over 62,500,000 additional shares of Class A Common Stock. This has proven beneficial to stockholders and the investment community by increasing the number of shares available for trading at a reduced price and thereby providing a base for increased distribution in a broadened market. Other shares have been issued in connection with employee stock benefit plans and acquisitions.

     The Board of Directors believes that the proposed increase in the authorized shares of Common Stock and Class A Common Stock is desirable to enhance Molex's flexibility in connection with possible future actions such as stock dividends or splits, acquisitions, adoption of stock option or similar employee benefit plans, the funding of capital and operating expenditures or other corporate purposes. The future issuance of any newly authorized stock, if any, would be authorized by resolution of the Board of Directors without further approval of the stockholders. At this time, no specific use for the increased shares is contemplated.

     The additional Common Stock and Class A Common Stock would be authorized subject to the same voting rights which now apply and which are discussed above under the caption "VOTING RIGHTS AND SECURITIES OUTSTANDING." As provided for in the Board of Directors resolution, the first paragraph of the FOURTH Section of the Certificate of Incorporation of Molex will be amended to read as follows:

  "(1) COMMON STOCK: The total number of shares of common stock which the corporation shall have authority to issue is four hundred million one hundred forty-six thousand seventy-eight (400,146,078) shares, consisting of: (i) two hundred million (200,000,000) shares of Common Stock, par value $.05 per share (the "Common Stock"), subject to paragraph E of this Article FOURTH, (ii) two hundred million (200,000,000) shares of Class A Common Stock, par value $.05 per share (the "Class A Common Stock"), subject to paragraph E of this Article FOURTH, and (iii) one hundred forty-six thousand seventy-eight (146,078) shares of Class B Common Stock, par value $.05 per share (the "Class B Common Stock")."

     Adoption of the foregoing amendment requires the affirmative vote of the holders of a majority of the Common Stock voting as a class and of the Class B Common Stock voting as a class. If adopted, the proposed amendment will become effective upon the filing of a Certificate of Amendment as required by the Delaware General Corporation Law.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The enclosed Proxy will be voted for the proposal unless a contrary specification is made.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information on compensation awarded to, earned by, or paid to F. A. Krehbiel, Chief Executive Officer of Molex, and the four other most highly compensated executive officers of Molex (collectively, the "Executives") for the fiscal years ended June 30, 1995, 1996 and 1997 for services in all capacities to Molex and its subsidiaries.

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                ANNUAL COMPENSATION              AWARDS(D)
                                                       --------------------------------------   ------------
                                             FISCAL                            OTHER ANNUAL      OPTIONS(E)       ALL OTHER
      NAME AND PRINCIPAL POSITIONS(A)         YEAR      SALARY     BONUS(B)   COMPENSATION(C)   (NO. SHARES)   COMPENSATION(F)
      -------------------------------        ------     ------     --------   ---------------   ------------   ---------------
F. A. Krehbiel.............................   1997     $459,379    $420,658             *           3,378          108,883
Chairman and                                  1996     $434,803    $359,225      $136,640           3,571         $$186,657
Chief Executive Officer                       1995     $403,006    $562,013             *           4,297
J. H. Krehbiel, Jr.........................   1997     $396,973    $363,477             *           3,378         $ 94,267
President and                                 1996     $373,402    $324,002      $ 55,768           3,571         $122,660
Chief Operating Officer                       1995     $346,970    $487,770             *           4,297
J. J. King.................................   1997     $312,526    $286,613             *          57,500(g)      $ 46,077
Executive Vice President                      1996     $292,079    $255,898             *           8,594         $ 35,535
                                              1995     $273,330    $386,579             *           5,859
G. Tokuyama................................   1997     $299,737    $335,467             *           6,250         $100,542
Vice President; Regional President,           1996     $405,130    $257,403      $ 68,679           7,813         $125,125
Far East North; and                           1995     $478,869    $534,905             *           9,766
President, Molex-Japan Co., Ltd.
W. W. Fichtner.............................   1997     $333,526    $268,927             *               0         $ 17,633
Vice President and Regional President,        1996     $372,782    $187,983             *               0         $ 18,445
Europe                                        1995     $380,916    $436,417             *               0

----------------------------
(a) The positions set forth in this Table are the principal positions held in Molex or its subsidiaries for which compensation has been paid.

(b) Includes cash merit bonus, the fair market value of the shares awarded under the 1990 Molex Incorporated Executive Stock Bonus Plan and the tax offset bonus awarded under the Stock Bonus Plan.

(c) The column includes the dollar amount of the following three categories: perquisites and other personal benefits, securities or property but only to the extent that the aggregate sum for the Executive is at least a threshold amount equal to the lesser of $50,000 or 10% of the total of annual salary and bonus. An "*" appears in the column if the amount for an Executive in a given fiscal year is less than the threshold. For each Executive meeting the threshold for a fiscal year, those specific items that exceed 25% of the total reported amount in this column are set forth below.

    For Fiscal Year 1996:
       F.A. Krehbiel........................Thirty year service award -- $75,667
       G. Tokuyama...............Value of personal use of company car -- $46,051
                         ......Value of below market interest on loan -- $21,835

(d) Molex does not have any restricted stock awards or long-term plan payouts. The only type of long-term compensation is in the form of stock options granted under the 1991 Molex Incorporated Incentive Stock Option Plan.

(e) The number of shares granted are under the 1991 Molex Incorporated Incentive Stock Option Plan. All figures have been adjusted to reflect any stock dividends.

(f) Includes the following amounts paid or accrued by Molex or any of its subsidiaries:

                                                              FISCAL
                                                               YEAR    F. A. KREHBIEL   J. H. KREHBIEL, JR.   J. J. KING
                                                              ------   --------------   -------------------   ----------
    (i)    Amounts accrued pursuant to matters discussed in    1997       $42,248             $50,336               --
           Section entitled "INDIVIDUAL ARRANGEMENTS           1996       $38,346             $42,991               --
           INVOLVING FUTURE COMPENSATION"                      1995       $36,875             $42,991               --
    (ii)   Amounts contributed pursuant to defined             1997       $13,800             $13,800          $13,800
           contribution retirement plans                       1996       $13,800             $13,800          $13,800
                                                               1995       $     0             $     0          $     0
    (iii)  The value of any insurance premiums with respect    1997       $ 6,870             $     0          $ 5,395
           to any term life insurance or the residual cash     1996       $10,710             $     0          $ 4,790
           value for which coverage is paid                    1995       $53,150             $     0          $ 4,145
    (iv)   Matching contributions to The Molex Incorporated    1997       $ 1,500             $   950          $ 1,524
           401(k) Savings Plan                                 1996       $ 1,500             $   950          $ 1,600
                                                               1995       $ 1,500             $ 1,500          $ 2,469
    (v)    Company contributions to The Molex Incorporated     1997       $42,324             $35,949          $25,406
           Supplemental Executive Retirement Plan              1996       $44,527             $36,526          $25,887
                                                               1995       $95,132             $78,169          $26,921


           G. TOKUYAMA   W. W. FICHTNER
           -----------   --------------
    (i)      $26,350             --
             $27,322             --
                                 --
    (ii)     $60,746        $13,158
             $68,819        $13,158
             $75,000        $14,265
    (iii)    $ 5,697        $ 5,530
             $ 4,373        $ 4,475
             $ 3,442        $ 4,180
    (iv)          --             --
                  ==             ==
    (v)           --             --
                  ==             ==

(g) Includes a long-term stock option to acquire 50,000 shares of Common Stock.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND YEAR-END OPTION VALUES

     The following table sets forth certain information for the Executives concerning the stock options exercised during the fiscal year ended and the unexercised stock options as of the end of the fiscal year just ended. The amounts in the table have been adjusted to reflect all stock dividends.

                                                                                     AT JUNE 30, 1997
                                                              --------------------------------------------------------------
                               NUMBER OF                         NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                            SHARES ACQUIRED                            OPTIONS(A)                 IN-THE-MONEY OPTIONS(C)
                                 UPON             VALUE       ----------------------------      ----------------------------
          NAME                EXERCISE(A)      REALIZED(B)    EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
          ----              ---------------    -----------    -----------    -------------      -----------    -------------
F. A. Krehbiel..........         8,056          $ 95,141        13,878            9,623          $247,343       $   78,768
J. H. Krehbiel, Jr......         3,298          $ 44,786         5,871            9,623          $ 79,579       $   78,768
J. J. King..............        10,986          $186,872        22,167          118,146(d)       $449,180       $1,566,539(d)
G. Tokuyama.............             0          $      0         8,793           18,946          $155,087       $  261,666
W. W. Fichtner..........             0          $      0             0                0          $      0       $        0

----------------------------
(a) Shares of Common Stock.
(b) The difference between the aggregate fair market value of the shares acquired on the date of exercise and the aggregate option price for such shares.
(c) The difference between the aggregate fair market value of the shares for which options were unexercised as of June 30, 1997 (based on a value on that date of $36.50/share for Common Stock) less the aggregate option exercise price for such shares. Any options whose exercise would result in a loss (i.e., the option price is greater than the value on June 30, 1997) are excluded.
(d) Includes two long-term stock options to acquire 98,828 shares of Common
    Stock.

OPTION GRANTS IN FISCAL YEAR 1997

     The following table sets forth information for the Executives concerning option grants for the fiscal year just ended. The amounts in the table have been adjusted to reflect all stock dividends.

                                                                                         POTENTIAL REALIZABLE
                                            INDIVIDUAL GRANTS(A)                           VALUE AT ASSUMED
                          ---------------------------------------------------------             ANNUAL
                                         PERCENTAGE OF                                      RATES OF STOCK
                                         TOTAL OPTIONS                                    PRICE APPRECIATION
                            OPTIONS        GRANTED TO     EXERCISE                        FOR OPTION TERM(D)
                            GRANTED       EMPLOYEES IN      PRICE        EXPIRATION   --------------------------
          NAME            (NO. SHARES)   FISCAL 1997(C)   ($/SHARE)         DATE          5%             10%
          ----            ------------   --------------   ---------      ----------       --             ---
F. A. Krehbiel..........      3,378          0.38%         $32.56(b)      10/25/01    $   27,621      $   61,035
J. H. Krehbiel, Jr......      3,378          0.38%         $32.56(b)      10/25/01    $   27,621      $   61,035
J. J. King..............      7,500          0.85%         $22.20         07/11/01    $   46,001      $  101,650
                             50,000(e)       5.68%         $29.60         10/25/07    $1,051,302(e)   $2,742,613(e)
G. Tokuyama.............      6,250          0.71%         $22.20         07/11/01    $   38,334      $   84,708
W. W. Fichtner..........          0          0.00%             --               --            --              --

----------------------------
(a) All options were granted pursuant to The 1991 Molex Incorporated Incentive Stock Option Plan. Except where otherwise noted, all options set forth in this table relate to the right to acquire Common Stock for an exercise price equal to the fair market value of the Common Stock on the grant date and may not be exercised for one year after the grant date. Each year after the grant, 25% of the shares subject to the option become exercisable either by delivery of cash or stock of Molex. The options expire 5 years after grant.
(b) Because F.A. Krehbiel and J.H. Krehbiel, Jr. each owned at least 10% of the voting power of the Common Stock, their exercise price is equal to 110% of the fair market value on the date of grant.
(c) Total options granted to all employees (880,826 shares) includes options granted to all employees under all of the stock option plans for the stated period.
(d) Based on a compounded annual increase of the stated percentage of the market price on the date of grant over the term of the option (5 years). The amount in the column represents the difference between the aggregate increased value and the aggregate option exercise price.
(e) This is a long-term option to acquire Common Stock for an exercise price equal to the fair market value on the date of grant and may not be exercised for 10 years after the grant date. The option expires 11 years after grant. Accordingly, the potential realizable value is calculated over a term of 11 years.

INDIVIDUAL ARRANGEMENTS INVOLVING FUTURE COMPENSATION

     J. H. Krehbiel, Jr., President and Chief Operating Officer of Molex, and F.
A. Krehbiel, Chairman and Chief Executive Officer of Molex, each has an agreement with Molex pursuant to which Molex has agreed that if he dies while employed by Molex, it will pay his wife, if she survives him, a given amount per year for the remainder of her life. The annual amount will be automatically adjusted every January 1 to reflect an increase (or decrease) in the Consumer Price Index for the preceding calendar year at the rate of said increase or decrease. As of January 1 of this year, the annual amount is $147,551. Each agreement terminates in the event that employment with Molex terminates for any reason other than death.

     G. Tokuyama, a Vice President of Molex, has an agreement with Molex-Japan Co., Ltd. ("Molex-Japan"), a subsidiary of Molex International, Inc., pursuant to which it is agreed that if he dies while employed by Molex-Japan, it will pay his wife, if she survives him, 17,500,000 Yen (approximately $152,775) per year for the remainder of her life not to exceed five years. The agreement terminates in the event that employment terminates for any reason other than death.

     W. W. Fichtner, Vice President of Molex, has entered into an agreement with Molex dated December 11, 1991 (the "Agreement") whereby he has acquired a 10% share (the "Share") of the quotas (or equity) in Molex GmbH, a German subsidiary of Molex. Since the initial acquisition of an equity interest in Molex GmbH, Fichtner has made additional capital contributions to maintain his pro rata 10% interest in Molex GmbH. Molex has extended Fichtner a credit arrangement (described in the section entitled "INDEBTEDNESS OF MANAGEMENT") to provide funds for the acquisition of the Share. The amount of funds invested by Fichtner as of August 31, 1997 is DM2,294,444 (approximately $1,319,535; the "Investment").

     Molex has the right to purchase Fichtner's Share at any time upon any one of the following events: termination of Fichtner's employment with Molex; Fichtner's death, disablement or retirement; or foreclosure of the Share as security for any loan. The price at which Molex may purchase Fichtner's Share is calculated as set forth below.

     Until June 30, 1999, the amount which Fichtner may receive for his Share is the Investment plus any interest actually paid to Molex for the loan. For the period July 1, 1997 to June 30, 2002 the amount which Fichtner may receive as the purchase price for the Share is based on the increase in book value of Molex GmbH. Specifically, Fichtner is entitled to receive a percent (the "Multiplier") times the increase in book value, plus the Investment, plus any interest paid for the loan. The Multiplier starts at 0% and increases to 100% as the time the Share is held by Fichtner increases. After June 30, 2002, the price per quota is equal to eight times the average net after-tax profit of Molex GmbH for the three previous full fiscal years, divided by the number of shares or quotas of Molex GmbH.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Molex's Compensation Committee of the Board of Directors (the "Committee") approves compensation for the executive officers (the "Executive Officers") of Molex, including the Chief Executive Officer ("CEO"). The guiding principles governing the philosophies behind the compensation of Executive Officers are as follows:

          - Provide compensation that is competitive for an individual's performance and level of responsibility.

          - Reward performance that exceeds industry norms.

        - Retain the management talent needed to achieve Molex's business objectives, particularly to improve its position within the connector industry.

        - Align management actions with shareholder interests in order to focus on the long-term success of Molex.

     There are three general components of executive compensation which are used to achieve the principles set forth above. They are base salary, merit bonus and stock plans. Molex seeks to have the overall executive compensation be somewhat above that of the industry average. When compared to industry norms, Executive Officers' base salaries are higher than average while their merit bonuses and grants under the stock plans described herein are below average.

     F. A. Krehbiel, Molex's CEO, is evaluated and his compensation administered in the same general fashion as the other Executive Officers.

ANNUAL BASE SALARY

     The performance of all Executive Officers is reviewed annually and any salary increases are based upon the competitive base salary range described below and the individual's performance during the previous year. While there is no specific weight given to a particular factor in determining salary increases, individual performance is the principal factor. Generally, the Committee recommends base salaries in the second highest quartile paid by manufacturing/electronics companies of comparable size. This data is based on a survey conducted by outside consultants for positions similar to those held by the Executive Officers. The companies surveyed for compensation purposes are not the same as those in the Peer Group in the section entitled "Stockholder Return Performance Presentation" included in this proxy statement, as Molex's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns.

     For the next fiscal year, F. A. Krehbiel's annual base salary was increased 6.0% to $491,580 effective September 1, 1997. With respect to setting F. A. Krehbiel's base salary, the Committee took into account his leadership and direct contributions, which resulted in the Company's strong financial performance for the fiscal year ended June 30, 1997.

MERIT BONUS

     The merit bonus is a short-term incentive calculated as a percentage of base salary according to a plan that covers all Executive Officers, including the CEO. The merit bonus percentage for each Executive Officer is based on two financial components and one discretionary non-financial component. The goals on which these components are based are established by the Executive Committee and approved by the Board of Directors at the beginning of each fiscal year.

     The financial performance components of the merit bonus are a net sales goal and a profitability goal expressed as a percent of net sales. Each of the two financial components can be further divided with respect to a particular officer. For example, in addition to worldwide Company financial performance, an individual may also have one or more additional goals for specific business regions or divisions for which the individual is responsible.

     If more than 85% of the net sales goal or more than 90% of the profit goal is achieved, then the individual is entitled to a merit bonus. The merit bonus percentage for each financial component increases to a maximum amount when 120% of each financial goal is achieved. The maximum bonus percentage that can be paid to any Executive Officer is in a range from 20% to 60% of base salary depending upon the position and responsibilities of the individual.

     In addition to net sales and profitability goals, each Executive Officer has certain non-financial goals. The achievement of or progress toward achieving these non-financial goals can increase an individual's merit bonus up to an additional 12% of base salary. The non-financial goals vary from individual to individual depending upon the particular area of responsibility. In some cases, discretionary adjustments were made.

     F. A. Krehbiel's bonus was determined by comparing Molex's financial results to the financial goals described above and by progress toward non-financial goals in key functions including engineering, marketing, quality and manufacturing operations. Both the net sales goal and the profitability goal were achieved. Mr. Krehbiel was awarded a merit bonus of $300,000 which was 64.7% of his base salary for the fiscal year just ended.

STOCK PLANS

     Molex has two stock-based equity plans in which an Executive Officer may participate, The 1991 Molex Incorporated Incentive Stock Option Plan (the "1991 Plan") and The 1990 Molex Incorporated Executive Stock Bonus Plan (the "1990 Plan"). These two stock plans provide long-term incentives to Executive Officers and encourage long-term growth of the Company.

  THE 1991 MOLEX INCORPORATED INCENTIVE STOCK OPTION PLAN

     Each Executive Officer who is also a Director automatically receives an annual grant of options to acquire the number of shares of Common Stock whose fair market value on the date of grant does not exceed $100,000. During last fiscal year, F. A. Krehbiel and J. H. Krehbiel, Jr. each received automatic grants of options to acquire 3,378 shares of Common Stock under the 1991 Plan at an exercise price of $32.56 per share (110% of fair market value on the date of grant).

     The number of options granted to an Executive Officer who is not a member of the Board of Directors is at the discretion of the Committee based on the same criteria used to determine the merit bonuses, except that a longer time frame (i.e., more than three years) is used. Using these long-term performance criteria provides a strong link between management interests and those of the Company's shareholders. The Committee considers previous grants when determining stock option grants for a given year.

  THE 1990 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN

     The 1990 Plan provides for the award of a stock bonus at the end of a fiscal year during which Molex's financial performance has been exemplary. The Committee, which also administers the 1990 Plan, may, in its sole discretion, award a stock bonus to eligible persons subject to the financial goal limitations set forth below.

     No shares can be awarded for a given fiscal year if (a) the increase in Molex's net sales revenue did not either equal at least 15% or exceed two times the worldwide connector market growth or (b) the effect of an award would be to lower Molex's net profit (after taxes) as a percent of sales below 10%. In a given year, an eligible person can receive a maximum amount of stock whose fair market value on June 30 is equal to: 25% of the person's base salary if the increase in Molex's sales exceeded either 15% or two times the worldwide connector market growth but was less than 20%; or 50% of the person's base salary if Molex's sales increased 20% or more.

     The Committee may award a cash bonus to offset taxes, thereby encouraging the recipient to hold the stock awarded. The stock and tax offset bonuses are distributed in four equal annual installments commencing on the June 30 ending the fiscal year for which the bonus has been awarded or as soon thereafter as practicable. If an individual who is awarded a bonus has not yet received his completed distribution and voluntarily leaves Molex before retirement, the balance due him is subject to forfeiture.

     For the fiscal year just ended, Molex achieved a 11.4% sales growth and a 10.8% net profit as a percent of sales. Accordingly, the Committee awarded stock bonuses for the fiscal year just ended. In view of the foregoing, the Executive Officers received stock bonuses equal to 25% of their respective base salaries and a cash tax offset bonus equal to 78.31% of the value of the stock. Pursuant to this award F. A. Krehbiel received an award of 3,176 shares of Common Stock and a cash tax offset bonus of $91,268 distributable over the next four years.

EFFECT OF SECTION 162(M)

     Molex will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, Molex will take appropriate action to maintain the tax deductibility of its executive compensation.

     Robert J. Potter, Chairman
     Masahisa Naitoh
     Michael J. Birck

INDEBTEDNESS OF MANAGEMENT

     F. A. Krehbiel, Chairman, Chief Executive Officer and Director, received compensation advances from time to time during the last fiscal year with interest payable at the floating six month federal interest rate. The range of interest charged during the period from July 1, 1996 to August 31, 1997 was 7.6%-8.2%. The largest aggregate amount of such advances outstanding at any time during such period was
$        . As of August 31, 1997, the aggregate advance to F. A. Krehbiel was
$0.

     R. C. Wieser, Vice President, received a $175,000 interest free loan which represents the balance of a loan given as an inducement to take his present position in order to purchase a new residence. The loan is payable when the new residence is sold. The largest aggregate amount of the loan outstanding at any time from July 1, 1996 to August 31, 1997 was $175,000. As of August 31, 1997 $175,000 was outstanding.

     M. P. Slark, Vice President, obtained a credit arrangement from Molex whereby he can receive up to a $400,000 interest free relocation loan as an inducement to accept a new position. When his prior residence was sold, a portion of the loan was paid. The balance of the loan is forgiven in equal annual $30,000 installments every June 30 until June 30, 1998 should he remain in the employment of Molex. The largest aggregate amount outstanding under this credit arrangement during the period from July 1, 1996 to August 31, 1997 was $60,000. As of August 31, 1997, $30,000 was outstanding.

     G. Tokuyama, Vice President, received a loan due June 30, 1999 in the amount of $92,782 in order to exercise stock options. Interest accrues at the prime rate. The largest aggregate amount outstanding at any time from July 1, 1996 to August 31, 1997, was $92,782. As of August 31, 1997, $92,782 was
outstanding.

     W. W. Fichtner, Vice President, received various loans at 8% interest per annum in order to exercise stock options. The loan is due on or before November 30, 1998. The largest aggregate amount of loans outstanding at any time from July 1, 1996 to August 31, 1997 was $266,959. As of August 31, 1997, $176,625
was outstanding.

     W. W. Fichtner, Vice President, received a credit arrangement with Molex to finance the initial acquisition of the 10% equity interest in Molex GmbH as described in the section entitled "INDIVIDUAL ARRANGEMENTS INVOLVING FUTURE COMPENSATION." Fichtner may draw against the credit line from time to time to provide his pro rata share of any additional funds required to maintain his 10% equity interest in Molex GmbH. The initial amount of the arrangement was DM1,750,000 (approximately $1,006,425). The outstanding loan balance accrues interest at the rate of 5% per annum. The loan balance is secured by the Share, i.e., his investment in Molex GmbH. During the last fiscal year, the arrangement was amended to increase the credit line to DM3,000,000 (approximately $1,725,300) and extend the maturity date to December 31, 1999, when all outstanding principal and interest are due. The largest aggregate amount outstanding under this credit arrangement during the period from July 1, 1996 through August 31, 1997 was DM2,462,309 (approximately $1,416,075). As of August 31, 1997, DM2,132,271 (approximately $1,226,269) was outstanding.

     K. M. Regas, Vice President, obtained compensation advances totaling an aggregate principal amount of $60,000 with interest payable at the six month federal interest rate. The loan principal and any accrued interest is due on or before February 28, 1998. The range of interest charged during the period from July 1, 1996 to August 31, 1997 was 7.6%-8.2%. The largest aggregate amount of such advances outstanding (including unpaid interest charges) at any time during such period was $76,202. As of August 31, 1997, the aggregate advance to K. M. Regas was $76,202.

     J. J. King, Executive Vice President, received a short-term, interest free $150,000 personal loan. The largest aggregate amount outstanding at any time from July 1, 1996 through August 31, 1997 was $150,000. As of August 31, 1997, the loan was paid in full leaving no outstanding balance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Robert J. Potter, Masahisa Naitoh and Michael J. Birck. All of the Committee members are outside directors. Mr. Birck is the President and Chief Executive Officer of Tellabs, Inc. F. A. Krehbiel, Chairman and Chief Executive Officer of Molex, serves as a director of Tellabs, Inc.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on Molex's Common and Class A Common Stock with the cumulative total return of Standard & Poor's MidCap 400 Stock Index and two Peer Group Indexes for the five fiscal years ended June 30, 1997. Due to changes in the classification of components of Molex's previously presented peer group as described below, Molex has created a "New" Peer Group.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(A)
(MOLEX INCORPORATED, S&P MIDCAP 400 INDEX, "NEW" PEER GROUP & "OLD" PEER GROUP)
                               PERFORMANCE GRAPH
-------------------------
(a) Assumes $100 invested on June 30, 1992 in Molex Common Stock, Molex Class A Common Stock, the S&P MidCap 400 Index, and two Peer Group Indexes, (one "old" and the other "new", as defined below in footnotes (c) and (d)) and the reinvestment of all dividends.
(b) Cumulative returns calculated from the S&P MidCap Total Return Index maintained by Standard & Poor's Corporation. Molex is one of the companies comprising the S&P MidCap 400.
(c) Since 1996, in addition to the changes noted in footnote (d) below, two events have occurred: (1) Berg Electronics, Inc. became a publicly traded electronic connector company; and (2) the S&P MidCap 400 changed its Industry Groups, both as to definition and as to composition. In view of the foregoing, the "New" Peer Group is comprised of all of the companies in the S&P MidCap 400 currently classified in the following Industry Groups:
    "Electrical Equipment"; "Electronics (Component Distributors)"; and "Equipment (Semiconductor)" (11 companies excluding Molex) and all of the "electronic connector" companies which are independently traded on the New York Stock Exchange or listed by Nasdaq (6 companies excluding Molex). The S&P MidCap 400 companies are: American Power Conversion; Hubbell Inc. (Class
    B); Magnetek, Inc.; SCI Systems Inc.; Sensormatic Electronics; Solectron Corp.; Symbol Technologies; Vishay Intertechnology; Arrow Electronics; Avnet, Inc.; and Teradyne, Inc. The connector companies are: Amphenol Corporation; AMP Incorporated; Berg Electronics, Inc.; Methode Electronics Inc.; Robinson Nugent Inc.; and Thomas & Betts Corporation.

(d) The "Old" Peer Group which was reported in the proxy statement from 1993 through 1996 comprised all of the companies in the S&P MidCap 400 classified in 1996 in the following Industry Groups: "Electronic Components & Other Equipment" and "Electronic Components & Accessories" (13 companies excluding Molex) and all of the "electronic connector" companies which are independently traded on the New York Stock Exchange or listed by Nasdaq (6 companies excluding Molex). The S&P MidCap 400 companies were: Altera Corporation; Analog Devices, Inc.; Anthem Electronics, Inc.; Avnet, Inc.; Cirrus Logic, Inc.; Cypress Semiconductor Corporation; Linear Technology Corporation; LSI Logic Corporation; Magnetek, Inc.; Micron Technology, Inc.; Teradyne, Inc.; Varian Associates, Inc.; and Xilinx, Inc. The connector companies were: Amphenol Corporation; AMP Incorporated; Augat Inc.; Methode Electronics Inc.; Robinson Nugent Inc.; and Thomas & Betts Corporation. Since 1996, LSI Logic Corporation and Micron Technologies, Inc. are no longer on the S&P MidCap 400 and are instead listed on the S&P 500. These companies are included on the "Old" Peer Group for this year. In addition, since 1996, Augat Inc. and Anthem Electronics, Inc. are no longer independently traded and are not included in the "Old" Peer Group for this year. The performance of the "Old" Peer Group is presented for comparative purposes as required by applicable securities regulations and will not be provided in the future.

                             STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in next year's proxy material, any stockholder proposal to be presented at Molex's 1997 Annual Stockholders' Meeting must be submitted to the Corporate Secretary, Molex Incorporated, 2222 Wellington Court, Lisle, Illinois 60532 on or before May 19, 1998. Molex's by-laws provide that stockholder nominations for persons for election to Molex's board of directors and proposals for business to be considered at an annual stockholders meeting must satisfy certain conditions including generally submitting notice to Molex not more than 90 days or less than 60 days prior to the anniversary of the preceding year's annual meeting of stockholders.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Molex has selected Deloitte & Touche LLP as its principal independent auditors for the current fiscal year. Deloitte & Touche LLP has served in that capacity since December, 1986.

     A representative of Deloitte & Touche LLP is expected to be present at the upcoming Annual Meeting of Stockholders and will be offered the opportunity to make a statement if desired and will be available to respond to appropriate questions. Molex has been advised by Deloitte & Touche LLP that no member of the firm has any financial interest, either direct or indirect, in Molex or any of its subsidiaries, during the time period that it has served in the capacity as independent auditor of Molex, and that it has no connection with Molex or any of its subsidiaries in any capacity other than as public accountants.

                               OTHER INFORMATION

     No business other than that herein specifically mentioned is intended to be presented by management at the Annual Meeting of Stockholders. Management knows of no other business which may be properly presented by others. If, however, any other business properly comes up for action at the meeting, the proxy holders will vote with respect thereto in their discretion.

                                          By Order of the Board of Directors of
                                                   MOLEX INCORPORATED

                                                  Frederick A. Krehbiel

                                                  Frederick A. Krehbiel

Dated at Lisle, Illinois
September 17, 1997

   MOLEX
INCORPORATED

                                     PROXY
                   2222 WELLINGTON CT., LISLE, ILLINOIS 60532
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned hereby appoints John H. Krehbiel, Jr. and Frederick A. Krehbiel as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of voting stock of Molex Incorporated held of record by the undersigned on August 29, 1997 at the annual meeting of stockholders to be held on October 24, 1997 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the individuals listed as nominees in Proposal 1 and in favor of Proposal 2.

 (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND
                    RETURN IT IN THE ENCLOSED ENVELOPE.)

                       (Continued on the reverse side)

                             MOLEX INCORPORATED
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED DIRECTORS
                            AND "FOR" PROPOSAL 2.


1. Election of Directors
   Frederick A. Krehbiel, John H.                         For All
   Krehbiel, Jr., Fred L. Krehbiel,        For  Withheld  Except nominees written below
   Robert J. Potter, Edgar D. Jannotta,    [ ]     [ ]      [ ]
   Donald G. Lubin, Masahisa Naitoh,                                  -------------------------
   Michael J. Birck, Douglas K. Carnahan.

2. Proposal to approve an Amendment to     For   Against  Abstain
   the Certificate of Incorporation        [ ]     [ ]      [ ]
   increasing the number of authorized
   shares of Common Stock and Class A
   Common Stock.

3. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting.





                                       Dated   __________________________, 1997


                                       ----------------------------------------

                                       ----------------------------------------
                                              Signature of Stockholder(s)

                                       Please sign name exactly as imprinted
                                       (do not print).
                                       Please indicate any change in address.

                                       When shares are held by joint tenants,
                                       both should sign. When signing as an
                                       attorney, as executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.